EXHIBIT 23.1
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       [GARCIA, ESPINOSA, MIYARES AND COMPANY, LLP LETTERHEAD]

We consent to the incorporation by reference in this Registration Statement of GSociety, Inc. (the "Company") on Form S-8 of our report dated
February 28, 2002, on our audit of the financial statements of GSociety, Inc. for the year ending December 31, 2002, which appears on Form 8-K dated May 23, 2002.


/s/Garcia Espinosa Miyares & Copany, LLP

GARCIA, ESPINOSA, MIYARES & COMPANY, LLP
Coral Gables, Florida
August 30, 2002